UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  509-838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.         Submission of Matters to a Vote of Security Holders.

On June 18, 2015, Mines Management, Inc. (the “Company”) held an annual meeting of shareholders (the “Annual Meeting”) for consideration of the following proposals:

•                  Proposal 1 — The Director Election Proposal:  to elect two Class I directors, Russell C. Babcock and Douglas D. Dobbs, whose respective terms were scheduled to expire at the Annual Meeting, each for a term expiring at the 2018 annual meeting of shareholders; and

•                  Proposal 2 — The Auditor Appointment Proposal:  to ratify the appointment of the Company’s independent registered public accounting firm, Tanner LLC, for the fiscal year ending December 31, 2015.

Each of the foregoing proposals is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2015.

As of the record date, April 30, 2015, there were 29,814,040 shares of the Company’s common stock outstanding.  At the Annual Meeting, there were present in person or by proxy 17,426,299 shares of the Company’s common stock, representing approximately 58.4% of the Company’s total outstanding common stock.  The results for each proposal submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal	Votes For	Votes Against or Withheld	Abstention	Broker Non-Vote
1. Proposal 1 — The Director Election Proposal
Russell C. Babcock	6,875,178	75,490	N/A	10,475,631
Douglas D. Dobbs	6,854,641	96,027	N/A	10,475,631

2. Proposal 2 — The Auditor Appointment Proposal	17,356,195	34,501	35,603	N/A

Based on the above voting results, (i) the director nominees, Russell C. Babcock and Douglas D. Dobbs, were elected as Class I directors, each for a term expiring at the 2018 annual meeting of shareholders, and (ii) Tanner, LLC was ratified as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2015

MINES MANAGEMENT, INC.

	By:	/s/ Glenn M. Dobbs
Glenn M. Dobbs
Chief Executive Officer